Exhibit 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our audit report, dated May 11, 2010, concerning Ballroom Dance Fitness, Inc., a Florida corporation (the "Company") in the Company's Registration Statement on Form S-1 filed with the Securities Exchange Commission on July 22, 2010 (the "Registration Statement").

We also consent to the reference to us under the heading "Experts" in the Registration Statement.

/s/ Larry O'Donnell

Larry O'Donnell
Certified Public Accountant
Aurora, Colorado

Dated: July 22, 2010